ESCROW AGREEMENT

     THIS AGREEMENT is made this ____ day of May, 1998, by and among ENVIRONMENTAL TRANSPORTATION SERVICES, INC., an Oklahoma corporation ("Seller"), METROPOLITAN ENVIRONMENTAL, INC., an Indiana corporation ("Purchaser"), and NATIONSBANK OF TENNESSEE, N.A., a national banking association ("Escrow Agent"), under the following circumstances:

          A. Seller and Purchaser entered into a Purchase and Sale Agreement dated March 2, 1998 (the "Purchase and Sale Agreement") in which Purchaser agreed to purchase certain property from Seller, including certain real property located at 1813 Southeast 25th Street, Oklahoma City, Oklahoma 73129, as more specifically described on Exhibit "A" attached hereto (the "Real Property").

          B. The Purchase and Sale Agreement was approved by order of the United States Bankruptcy Court for the Western
District of Oklahoma entered in the Seller's bankruptcy case on April 7, 1998 (the "Order").

          C. The parties enter into this Escrow Agreement pursuant to Section 7.1 of the Purchase and Sale Agreement and in accordance with the terms of the Order.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

               1.   Escrow Property.

          1.1	 Deposit of Deed.  Upon execution of this Agreement,
Seller shall deliver a Special Warranty Deed (the "Deed"), Owner's Affidavit and Non-Foreign Affidavit covering the Real Property (together, "Seller's Documents") to the Escrow Agent, which Deed and Seller's Documents shall be duly executed and acknowledged by Seller, and in the form of Exhibit "B" attached hereto.

          1.2  Deposit of the Escrow Amount.   Upon execution of
this Agreement, Purchaser shall deposit, by wire transfer of federal funds, Two Hundred Fifty Thousand and No/100 Dollars
($250,000.00) representing the purchase price for the Real Property ("Purchase Price"), into Escrow Agent's trust account (the "Escrow Account") as follows:

               NationsBank of Tennessee, N.A.
               ___________________________
               Account No. ________________
               ABA No. __________________
               Attn. ______________________

          1.3 Seller's Account. Any funds in the Escrow Account which, under the terms of this Agreement, are to be paid to the

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Seller, should be wire transferred to the Seller's account as follows:

               Will Rogers Bank
               Environmental Transportation Services, Inc.
               Account No. 3621715
               ABA No. 103001650

     2.         Transfer of Real Property.

          2.1  Environmental Audit.   The parties hereby
acknowledge that there are certain environmental issues relating to the Real Property that are currently under investigation and that a Phase II environmental audit report and supplemental report (the "Environmental Report") is being prepared by Cardinal Environmental, Inc. (the "Environmental Firm") pursuant to Section
8.2 of the Purchase and Sale Agreement. Seller and Purchaser agree to extend the determination of whether Purchaser will purchase the Real Property until the Environmental Report has been completed as set forth specifically herein.

          2.2 Negotiation Window. Upon Purchaser's receipt of the Environmental Report, the parties will have ten (10) days in which to endeavor to resolve all issues regarding the contamination, if any, revealed in the Environmental Report, in the manner set forth in Paragraph 2.3 below.

          2.3  Alternative Resolutions.

               2.3.1 Remediation Costs of Equal to or Less Than $15,000. If (a) the Environmental Report shows contamination in nature and at such levels which the Environmental Firm determines would require a total expenditure of $15,000 or less to fully remediate ("Remediation Cost"), and (b) the Escrow Agent receives written notice from the Purchaser during the Negotiation Window so stating such Remediation Cost, the Purchase Price shall be reduced by such Remediation Cost and the Escrow Agent shall at the termination of the Negotiation Window (i) deliver the stated Remediation Cost, not to exceed a total of $15,000, to the Purchaser from the funds in the Escrow Account, (ii) deliver the Tax Payment (as hereafter defined) to the Purchaser and the balance of the funds within the Escrow Account to the Seller by wire transfer to the account designated by Seller in the written notice, and (iii) deliver the Deed and Seller's Documents to the Purchaser. If written notice stating the Remediation Cost is not received by the Escrow Agent from the Purchaser during the Negotiation Window, the Escrow Agent shall immediately deliver the Tax Payment to the Purchaser and all of the remaining funds within the Escrow Account to the Seller and deliver to the Purchaser the Deed and the Seller's Documents.

               2.3.2     Remediation Costs Greater Than $15,000.
If the Environmental Report shows contamination on the Real Property in nature and at such levels which the Environmental Firm determines would require Remediation Cost of more than $15,000, and the Seller receives written notice during the Negotiation Window

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stating such Remediation Cost, the parties hereto shall have the remainder of the Negotiation Window to select one of the alternatives designated below to resolve such issue or issues. Purchaser shall select one of the following alternatives set forth in this Paragraph 2.3.2 (A), (B) or (C) and shall send notification in writing to the Escrow Agent prior to the expiration of the Negotiation Window. If prior to the expiration of the Negotiation Window, appropriate notice is not given in writing to the Escrow Agent as to which of the options under Paragraph 2.3.2 (A), (B) or
(C) has been selected, the Purchaser shall be deemed to have elected to purchase the Real Property pursuant to Paragraph 2.3.2
(B) and the Escrow Agent shall perform its duties as set forth therein.

               (A) The Purchaser may terminate this Agreement without any liability or obligation to the other party. The Escrow Agent shall, upon written notification of termination from the Purchaser (i) deliver the funds in the Escrow Account to the Purchaser, and (ii) deliver to the Seller the Deed and the Seller's Documents.

               (B) The Purchaser may purchase the Real Property. In such case, the Purchaser agrees that the Remediation Cost for the Real Property is $15,000 and, upon such written notice to the Escrow Agent from Purchaser, the Escrow Agent shall (i) deliver $15,000 and the Deed plus the Seller's Documents and the Tax Payment (as hereafter defined) to Purchaser, and (ii) deliver the remaining funds in the Escrow Account to Seller.

               (C) The Seller and Purchaser may endeavor to negotiate an alternative resolution and if the parties are able to reach an agreement other than as set forth in sub-paragraph (A) or
(B) above, the parties acknowledge that Congress Financial Corporation (Southwest) ("Congress") must approve and consent to such agreement so that written notice and instruction from the Seller and Purchaser may be timely given to the Escrow Agent.

     3.         Use of Real Property Pending Transfer.   Seller
agrees that Purchaser shall have the right and license to use the Real Property for a period commencing effective April 22, 1998, and ending on the earlier of (a) the date on which the Real Property is transferred pursuant to Paragraph 2, or (b) May 23, 1998; provided that Purchaser shall pay any and all utility and operating expenses and minor repairs for the Real Property (and such major repairs which may result due to Purchaser's actions) incurred during the time the Real Property is in the possession of Purchaser.

     4.         Insurance.   Purchaser agrees to add Seller as a
named insured on Purchaser's liability insurance policy for as long as Purchaser occupies the Real Property.

     5.         Utilities.   Seller agrees to pay any and all
utility expenses for the Real Property incurred on or before April 22, 1998 as well as on and after the date possession of Real Property is returned to Seller if Purchaser does not purchase the Real Property as provided herein.

     6.         Taxes.   The parties agree that if Purchaser
purchases the Real Property, the real property taxes shall be prorated as set forth in the Purchase and Sale Agreement with the transfer of Real Property deemed effective as of April 22, 1998,

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
rather than the date of actual closing. It shall be the Seller's responsibility to pay the past-due taxes assessed against the Real Property in the amount of $3,565.58 plus the estimated 1998 Real Property taxes accrued through and including April 21, 1998 in the amount of $1,023.42, for a total amount of $4,589.00 (the "Tax Payment"). In the event that the closing occurs subsequent to May 15, 1998, the Tax Payment amount will be increased by the sum of $50.46 on the fifteenth (15th) day of each month commencing May 15, 1998.

     7.         Indemnification of Escrow Agent.   Seller and
Purchaser, jointly and severally, hereby indemnify and hold Escrow Agent harmless from and against any and all losses, costs, expenses, liabilities, and damage (including reasonable attorneys' fees) arising from or out of any claim in connection with the performance of any of the obligations required by Escrow Agent to be performed hereunder, excepting, however, any loss, cost, expense or damage resulting from Escrow Agent's gross negligence or willful misconduct in exercising its duties under this Escrow Agreement.

     8. Responsibilities and Duties of Escrow Agent. It is agreed that Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on advice of counsel. Escrow Agent may rely on any certificate, statement, request, consent, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper person or persons. Escrow Agent will not be responsible for the sufficiency or accuracy of the form, execution or validity of any document delivered to it hereunder. Escrow Agent shall not be bound by any modification of this Escrow Agreement unless in writing and signed by the other parties hereto and, if the duties of the Escrow Agent hereunder are affected, unless it shall have given its prior written consent thereto. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any party hereto with respect to the Escrow Amount, which, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action other than to keep safely the Escrow Account and Deed until it shall be directed otherwise in writing by the other parties hereto or by a final judgment of an appropriate court.

     9.         Litigation.   In the event Escrow Agent is
threatened with litigation by reason hereof, it is hereby authorized to interplead all interested parties in any court of competent jurisdiction and to deposit with such court any funds and documents held by it pursuant hereto and, thereupon, it shall stand fully relieved and discharged of any further duties hereunder.

     10.       Agreement Consistent with Purchase and Sale
Agreement. Unless the terms of this Agreement specifically set forth otherwise, the terms of this Agreement shall be construed and interpreted in a manner that is consistent with the terms of the Purchase and Sale Agreement.

     11.       Notices.    Unless otherwise provided in this
Agreement, any notices, certificates, or instructions provided for hereunder shall be in writing and shall be deemed to have been properly delivered when such notice is delivered personally, or by facsimile, or by recognized overnight courier service, or is deposited in the United States mail, certified or registered,

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postage prepaid, return receipt requested, addressed to the parties at their respective addresses, as follows:

          11.1 In the case of Seller, to:

                    Environmental Transportation Services, Inc.
                    Attn: Michael D'Appolonia, President
                    1813 Southeast 25th
                    Oklahoma City, OK  73129
                    Facsimile No.: 405-672-1781

                    with a copy to:

                    Kiran A. Phansalkar, Esq.
                    CONNER & WINTERS, P.C.
                    One Leadership  Square
                    211 N. Robinson, Suite 1700
                    Oklahoma City, OK  73102
                    Facsimile No.: 405-232-2695

          11.2      In the case of Purchaser, to:

                    Metropolitan Environmental, Inc.
                    Attn: Scott H. Swonger
                    810 West Market Street
                    P.O. Box 378
                    Celina, Ohio  45822
                    Facsimile No.: 419-586-2438

                    with a copy to:

                    Jacob A. Myers, Esq.
                    MYERS & FRAYNE CO., LPA
                    18 West First Street, Suite 200
                    Dayton, Ohio  45402
                    Facsimile No.:  937-224-5782

          11.3 In the case of Escrow Agent, to:

                    NationsBank of Tennessee, N.A.
                    633 Chestnut Street
                    Chattanooga, Tennessee 37450
                    Facsimile No.: 423-755-0689

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     12.  Binding Effect.   This Agreement shall be binding upon
and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

     13. Governing Law. This Agreement shall be governed by the laws of the State of Oklahoma.

     14.  Escrow Fees.   All escrow fees payable for Escrow Agent's
services to be rendered hereunder and costs incurred by Escrow
Agent shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller .

     15. Defined Terms.   All capitalized terms that are not
otherwise defined in this Agreement shall have the meanings set forth in the Purchase and Sale Agreement.

     16. Counterparts.   This Agreement may be executed in separate
counterparts which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                         SELLER:

                         ENVIRONMENTAL TRANSPORTATION
                         SERVICES, INC.


                         By: ______________________________________
                            Michael D'Appolonia, President

                         PURCHASER:

                         METROPOLITAN ENVIRONMENTAL, INC.


                         By: ______________________________________
                             Scott H. Swonger,
                             Secretary and Treasurer


                         ESCROW AGENT:

                         NATIONSBANK OF TENNESSEE, N.A.


                         By: ______________________________________


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